              CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 8, 1999, incorporated by reference in this Registration Statement (Form N-1A Nos. 33-7812 and 811-4791) of Alliance Municipal Income Fund, Inc.


                                  /s/  Ernst & Young LLP

                                  ERNST & YOUNG LLP

New York, New York
January 25, 2000


































00250011.AW8